UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended Contract with British Telecommunications plc

On October 30, 2009, Virtusa UK Limited, a subsidiary of Virtusa Corporation (the “Company”),  entered into an amendment (the “Amendment”) to its five-year Master Services Agreement with British Telecommunications plc (“British Telecom”) dated as of March 29, 2007 as amended (the “MSA”).  Under the terms of the amended MSA, the parties extended by one additional year the period by which Virtusa UK Limited is to provide information technology services to British Telecom from March 31, 2012 to March 31, 2013, subject to earlier termination in certain circumstances.  The Amendment also revised various pricing terms between the parties, including reductions in rates charged and discounts provided by Virtusa UK Limited to British Telecom.  The minimum aggregate expenditure commitment by British Telecom remained unchanged over the term of the amended MSA at approximately ₤102 million.

The MSA contains provisions for warranties, insurance, indemnification, liquidated damages and other limitations of liability, and other customary terms and conditions.  The MSA may be terminated by British Telecom upon 90 days notice, as well as by either party upon an uncured, material breach of the other party.  British Telecom may also terminate without liability upon certain changes in control of Virtusa UK Limited.

Stock Purchase Agreement

On November 4, 2009, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Insource Holdings, Inc., a Connecticut corporation (“InSource”), and its owners David Shalaby and Michele Shalaby (the “Sellers”), to acquire all of the issued and outstanding stock of InSource and each of its subsidiaries (the “Acquisition”).   The Company also completed the Acquisition on November 4, 2009, and InSource is now a wholly-owned subsidiary of the Company.

Under the terms of the Stock Purchase Agreement, the purchase price for the Acquisition was $7.3 million in cash, subject to post-closing adjustments.   Approximately 10% of the purchase price is subject to a hold back by the Company for a period of 12 months as security for the Sellers’ indemnification obligations under the Stock Purchase Agreement.  The purchase price is subject to adjustment after the closing in the event the working capital associated with InSource deviates from a threshold amount, as well as an adjustment of up to an additional $0.5 million in earn-out consideration based on whether InSource’s calendar year and fourth quarter 2009 revenue and operating margin meet specified targets.  The Company, Sellers and InSource made customary representations, warranties and covenants in the Stock Purchase Agreement. The Stock Purchase Agreement also contains non-solicitation and noncompetition provisions pursuant to which the Sellers agreed not to solicit any employee or affiliate of the Company or InSource, or engage in competitive business for a period of three years after the date of closing of the transaction.

In connection with the Acquisition, the Company offered employment to all of InSource’s employees, including an employment agreement with David Shalaby with respect to his continued employment as InSource’s president.  The Company also established a performance-based cash bonus plan for certain employees of InSource based on the achievement of specified revenue and operating margin targets.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated therein is qualified in its entirety by reference to the full text of the Stock Purchase Agreement,

which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Stock Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Sellers or InSource. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller, InSource or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02.   Results of Operations and Financial Condition.

On November 5, 2009, the Company announced its financial results for the quarter ended September 30, 2009.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Report on Form 8-K (including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01.   Regulation FD Disclosure.

On November 5, 2009, the Company issued a press release announcing that it acquired Insource.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K (as referenced above).

The information in this Item 7.01 of this Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1*	Stock Purchase Agreement by and among Virtusa Corporation, Insource Holdings, Inc., a Connecticut corporation, and David Shalaby and Michele Shalaby, dated as of November 4, 2009.

99.1**	Press release issued by Virtusa Corporation on November 5, 2009.

*

Filed herewith. Schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: November 5, 2009	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)